UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Uber Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Explanatory Note

The following is a presentation that Uber Technologies, Inc. (the “Company”) intends to use in meetings with stockholders. The Company may in the future send or give the same or substantially similar communications, or use selected portions of the following communication, from time to time in meetings with stockholders.

2023 Annual Meeting Stockholder Engagement May 8, 2023

2023 Annual Meeting of Stockholders Uber appreciates your investment and requests your support at our May 8 Annual Meeting Items of business 2023 Annual Meeting Stockholder Engagement 2 Board’s Recommendation Proxy reference p. 22 FOR 䘠 To elect the 10 director nominees named in the proxy statement. p. 76 FOR 䘠 To approve, by non - binding vote, the compensation paid to the Company’s named executive officers (NEOs) as disclosed in the proxy statement (the “say - on - pay vote”). p. 77 FOR 䘠 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023. p. 79 AGAINST the stockholder proposal x To consider and act upon the stockholder proposal described in the proxy statement, if properly presented at the Annual Meeting.

A global tech platform at massive scale Serving multiple multi - trillion - dollar markets with products leveraging our core technology and infrastructure MOBILITY DELIVERY FREIGHT ~70 10K+ Countries Cities 1 1. Based on our international definition of cities; countries and cities metrics as of December 31, 2022. 2. As a percentage of Q4 2022 Gross Bookings for Mobility, Delivery, and Freight. 3. Based on constant currency. 4. Monthly Active Platform Consumers - the number of unique consumers who completed a Mobility ride or received Delivery order on our platform at least once in a given month, averaged over each month in the quarter. 48% 2 47% 2 5% 2 Q4 2022 Results 890K+ Merchants 5.4M Drivers & Couriers 131M MAPCs 4 2.1B Trips +19% YoY $30.7B Gross Bookings +26% YoY 3 2023 Annual Meeting Stockholder Engagement 3

Experienced and diverse board continues to guide our growth



Ronald Sugar (Chair)
Former Chairman & CEO, Northrop Grumman
Committees:
Nominating and Governance (Chair); Compensation



Revathi Advaithi
CEO, Flex Ltd.
Committees:
Audit



Ursula Burns
Former Chairman and CEO, VEON Ltd.
Committees:
Audit; Nominating and Governance



Robert Eckert
Partner, FFL Partners; Former CEO, Mattel
Committees:
Nominating and Governance; Compensation (Chair)



Amanda Ginsberg
Former CEO, Match Group
Committees:
Compensation



Dara Khosrowshahi
CEO, Uber Technologies
Committees:
None



Wan Ling Martello
Co-Founder & Partner, BayPine; Former EVP, Nestle
Committees:
Nominating and Governance; Compensation



John Thain
Former Chairman and CEO, CIT Group
Committees:
Audit (Chair)



David Trujillo
Partner, TPG Capital
Committees:
Nominating and Governance; Compensation



Alexander Wynaendts
Former Chairman and CEO, Aegon NV
Committees:
Audit

Board Independence


90%
Independent
Independent (9)
Non-Independent

86% of S&P 500 directors are independent

Board Tenure


4.4
Avg years of tenure
2-4 years (4)
4-5 years (1)
>5 years (5)

7.8 years is the average tenure of S&P 500 boards

Gender Diversity


40%
Female
Female (4)
Male (6)

32% of S&P 500 directors are female

Ethnic Diversity


30%
Ethnic minorities
Ethnic minorities (3)
Not ethnic minorities (7)

22% of S&P 500 directors are from an underrepresented racial or ethnic group

Skills, Experience, and Background


10 Financial Expertise
9 Global Company Leadership
9 Sustainability and Human Capital Management
8 Consumer and Digital Experience
7 Innovation, Technology, and High-Growth Experience
5 Government, Policy, and Regulatory Experience

Note: *This reflects the Board members who are nominees for re-election at the 2023 Annual Meeting of Stockholders; Data as of March 28, 2023*

Uber | 2023 Annual Meeting Stockholder Engagement
4

Best in class governance that is responsive to stockholder feedback Fully independent committees that meet at least quarterly Seek qualified women and underrepresented minorities for every open board seat Independent Chairperson Board oversight of management succession planning Directors elected by majority vote in uncontested elections Annual elections for all directors Clawback policy in our executive compensation program Stock ownership guidelines for all directors and executive officers Board, committee, and individual director evaluation process New Agreed to recommend adding Proxy Access to the bylaws in 2024 Incorporate performance metrics tied to our cultural values, including safety, climate, and diversity, equity, and inclusion (DEI) metrics into executive compensation What We Do What We Don’t Do Allow hedging of Uber stock by directors or employees Dual class stock Have a stockholder rights plan (“poison pill”) Allow pledging of Uber stock by directors or employees for margin or speculative transactions Require a supermajority vote to amend our bylaws or certificate of incorporation Have a classified board Require a supermajority vote to remove directors Our commitment to effective corporate governance is illustrated by these best practices 2023 Annual Meeting Stockholder Engagement 5

Stockholder engagement informs leading corporate governance In 2022, we: Held calls with over 60% of our top 100 stockholders representing over 40% of shares outstanding Topics included: › Driver and courier well - being › Our response to classification and dynamic regulatory environments › Our approach to improving safety and safety perception on the platform › Human capital management › Climate change › How we attract, retain, and engage talent, and are promoting DEI in our workforce › The ways in which we are driving electrification and decarbonization in pursuit of our ambitious electrification and emissions reduction goals Investor Engagement Feedback Cycle Visit page 10 of the proxy statement for more information regarding our 2022 Investor Engagement 2023 Annual Meeting Stockholder Engagement 6

Executive compensation is performance - based ● 96% of CEO compensation and 92% of NEO compensation variable based on performance and at risk ● At least one - third of annual equity awards to NEOs were in the form of PRSUs (50% for CEO and CFO) ● Continued to incorporate, and expanded the inclusion of, ESG metrics in both our annual cash bonus plan and our long - term incentive program with disclosed quantifiable goals ● No modification of 2020 PRSUs despite the impact of the COVID - 19 pandemic on both financial and safety goals Financial (60%) • 40% - Adjusted EBITDA • 20% - Gross Bookings Strategic & Operational Priorities (40%) • 5 equally weighted metrics (each 8%) Individual Modifier (50% - 150%) • Results of Company goals may be adjusted by an individual modifier based on a mixture of quantitative and qualitative goals Max program payout: 200% Financial and Strategic Measures: • 40% - Adjusted EBITDA Margin (annual)* • 40% - Gross Bookings Growth (3 yr. avg) • 20% - ESG (end of 3 - yrs.) ○ 10% - DEI goals ○ 10% - Safety goals 3 - yr. relative TSR modifier (70% - 130%) Financial and Strategic results are multiplied by a relative TSR modifier Vesting schedule: 3 yr. cliff Max program payout: 150% * Adjusted EBITDA as a percentage of Gross Bookings 2022 Program Highlights 2022 Incentive Structure 2022 PRSU Structure 2022 Bonus Structure 70% - 130% Relative TSR Modifier 50% - 150% Individual Performance Modifier 2023 Program Preview ● Incorporating stock - based compensation (SBC) expense into 2023 annual cash bonus goals 2023 Annual Meeting Stockholder Engagement 7 ● Decreasing annual equity grants by 10% per individual NEO compared to 2022 grants

Our concerns with the stockholder proposal We do not believe the proposal is appropriate or necessary because: We do not believe the proposal is appropriate or necessary because: 1 Uber already provides extensive reporting on our safety initiatives, goals, and performance ● We were the first in our industry to release a U.S. Safety Report, with two published reports. ● We provide more transparency than anyone in our industry on safety and publicly provide extensive data (validated by a third party) around our initiatives, goals, and performance. ● We intend to continue providing updates to future iterations of our safety reporting Uber has an unparalleled commitment to safety 2 We are currently undertaking an independent third - party civil rights assessment that incorporates many of the same requests included in this proposal ● In response to a previous stockholder request, we are in the process of conducting an independent third - party civil rights assessment, which includes the issues of driver health and safety. ● The results of that assessment will be published in 2023 3 We have consistently demonstrated a strong and continued commitment to the safety of our platform ● Pioneering new safety features for our platform ● Partnering with experts in areas including law enforcement, road safety, women’s safety, and gender - based violence ● Making safety one of our company values ● Uber’s global safety management system (SMS) drives organizational safety practices globally 2023 Annual Meeting Stockholder Engagement 8 The Board recommends a vote AGAINST the stockholder proposal

Uber’s approach to safety The Board recommends a vote AGAINST the stockholder proposal Enhancements to Safety Features Innovating and investing in new technologies New Safety Toolkit Text to 911 Reducing turns into oncoming traffic Controlled intersection alerts 9 2023 Annual Meeting Stockholder Engagement 9 Record my ride Board and executive oversight ● Overseen at highest levels of our company ● Incorporated into our executive compensation plan as a performance metric for over 5 years Stockholder engagement and safety enhancements (visit pages 10, 79 of proxy statement) ● We engaged with the proponent to work towards a mutually agreeable outcome and to clarify fundamental misunderstandings cited in their proposal ● Our work on safety is never done, and we work hard every year to enhance the safety features and initiatives on our platform ● Uber’s safety reporting is industry leading, and we are committed to maintaining this leadership position

Responsiveness to Stockholders Through refreshed disclosures, new assessments, and governance enhancements 2023 ESG Report 2023 Annual Meeting Stockholder Engagement 10 ● ESG Materiality Assessment Refresh ● Enhanced disclosures around safety, driver and courier well - being, climate strategy and goals, other ESG topics U.S. Political Engagement Report ● Enhanced disclosure around domestic and international political activities, including oversight ● New discussion on climate lobbying policies ● Received an inaugural score of 81.4 on the 2022 CPA - Zicklin Index of Corporate Political Disclosure and Accountability Results of ongoing stockholder engagement ● Climate lobbying policies and lobbying activities ● Independent third - party civil rights assessment to be published in 2023 ● Proxy Access in 2024 The views of our stockholders and stakeholders continue to inform our disclosure enhancements

11 Proxy Advisor Feedback 2023 Annual Meeting Stockholder Engagement ISS and Glass Lewis issued Proxy Papers analyzing our ballot items and both support our Board’s recommendations on all proposals, including: FOR All Director Nominees FOR Say-on-Pay Vote AGAINST Stockholder Proposal Other matters: Glass Lewis also noted our responsiveness to a 2022 shareholder proposal regarding our lobbying activities and expenditures disclosures, by enhancing our disclosures despite the proposal not receiving majority support. ISS and Glass Lewis support our Board’s recommendations on all proposals, including AGAINST the stockholder proposal We believe that the Company's recent commitments, namely, an independent third-party civil rights assessment that addresses many of the core elements of this proposal, demonstrate sufficient responsiveness to this matter at this time.” 1 Glass Lewis 1 Permission to use quotes neither sought nor obtained. “ At this time, we believe that the board has responded adequately to [the 2022] shareholder initiative.” 1 Glass Lewis “ It appears that through its civil rights audit and related safety reporting, the company is taking an active role in its due diligence and risk management related to driver safety. As such, shareholder support for this proposal is not warranted at this time.” 1 ISS “.

Forward - looking statements 2023 Annual Meeting Stockholder Engagement 11 This presentation may contain forward - looking statements regarding our future business expectations, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward - looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward - looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward - looking statements. These risks, uncertainties and other factors relate to, among others: competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments and proceedings, particularly with respect to our relationships with drivers and couriers. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10 - K for the year ended December 31, 2022 and subsequent, quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this presentation is as of the date hereof and any forward - looking statements contained herein are based on assumptions that we believe to be reasonable as of such date. We undertake no duty to update this information unless required by law.